EXHIBIT 4.3
-----------



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT AN OPINION OF COUNSEL WILL NOT BE REQUIRED FOR SALES OR TRANSFERS MADE PURSUANT TO RULE 144 UNDER THE ACT.



                   SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

              WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. 1999-W1                                                    148,950 Shares

      FOR VALUE RECEIVED, SUNRISE TECHNOLOGIES INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company," which term includes any successor), with its principal office at 3400 West Warren Avenue, Fremont, California 94538, hereby certifies that Aragon Ventures LLC (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time before 5:00 p.m. (Eastern Standard Time) on December 31, 2003 (the "Expiration Date"), the number of fully paid and nonassessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided.

      The Holder may purchase such number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6 hereof) of $.01 (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

      The number of shares of Common Stock to be received upon the exercise or exchange of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

The shares of Common Stock deliverable upon such exercise or exchange, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

      Section 1.  EXERCISE OF AND PAYMENT FOR WARRANT.

            (a) CASH EXERCISE. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, located at the address set forth herein, accompanied by the form of Notice of Cash Exercise attached hereto as Exhibit A-1, and by the payment to the Company, by cash or by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the shares being purchased.

            (b) NET ISSUE EXERCISE. In lieu of exercising this Warrant pursuant to Section 1(a), the Holder may elect to receive shares equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with the form of Notice of Cashless Exercise attached hereto as Exhibit A-2, in which event the Company shall issue to the Holder a number of shares of the Company's Common Stock computed using the following formula:

                         X =   Y (A-B)
                               -------
                                 A

Where X = the number of shares of Common Stock to be issued to the Holder.

      Y =   the number of shares of Common Stock purchasable under this
Warrant (at the date of such calculation).

      A =   the fair market value of one share of the Company's Common
Stock (at the date of such calculation).

      B =   Exercise Price (as adjusted to the date of such calculation).

            (c) FAIR MARKET VALUE. For purposes of this Section 1, fair market value of one share of the Company's Common Stock shall mean, if the Common Stock is not traded in the Over-The-Counter Market Summary, on the NASDAQ National Market System or on an exchange, the per share fair market value of the Common Stock shall be as determined by mutual agreement of the Company and the Holder; provided, however, that if such agreement cannot be reached within twenty (20) calendar days, such value shall be determined by an independent appraiser appointed in good faith by the Company's Board of Directors. The cost of such appraisal shall be borne by the Company.

            (d) AUTOMATIC EXERCISE. To the extent this Warrant is not previously exercised, and if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price, as adjusted, this Warrant shall be deemed automatically exercised in accordance with
Section 1(b) hereof (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Company's Common Stock upon such expiration shall be the fair market value determined pursuant to Section 1(c) above. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 1(d), the Company agrees to notify the Holder within a reasonable period of time of the number of shares of the Company's Common Stock, if any, Holder is to receive by reason of such automatic exercise.

            (e) MISCELLANEOUS. Upon receipt by the Company of this Warrant and the applicable exercise form, together with proper payment of the Exercise Price, if appropriate, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

      Section 2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's certificate of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

      Section 3. FRACTIONAL INTEREST. The Company will not issue a fractional share of Common Stock upon exercise or exchange of this Warrant.

Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

      Section 4.  ASSIGNMENT OR LOSS OF WARRANT.

            (a) This Warrant is freely transferable in whole or in part as long as the proposed transfer or resale is in compliance with the Act and any applicable state securities laws. Except as provided in Section 9, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant, or any of the Warrant Shares, in whole or in part to any bona fide officer, director, member or partner of Holder, provided, however, that the transferee, prior to any such transfer, agrees in writing, in form and substance satisfactory to the Company, to be bound by the terms of this Agreement and provides the Company with an opinion of counsel in such form reasonably acceptable to the Company, that such transfer would not be in violation of the Act or any applicable state securities or blue sky laws. Subject to the provisions hereof and of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

            (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

      Section 5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those set forth in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or exchanged in accordance with its terms.

      Section 6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise or exchange of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If at any time after December 31, 1998, the Company:

                  (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (B) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (C) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (E) issues by reclassification of its Common Stock any shares of its capital stock;

then the number and kind of securities purchasable upon exercise or exchange of this Warrant and the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive, upon exercise or exchange of this Warrant and payment of the same aggregate consideration, the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised or exchanged the Warrant immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            (b) DEFERRAL OF ISSUANCE OR PAYMENT. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event: (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

            (c) WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a change in the par value or no par value of the Common Stock.

            (d) CURRENT MARKET PRICE. The "Current Market Price" per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for the 30 consecutive trading days prior to the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, or the primary national securities exchange on which the Common Stock is then quoted; provided, however, that if quotes for the Common Stock are not reported by NASDAQ and the Common Stock is neither traded on the NASDAQ National Market, on a national securities exchange, on the NASDAQ Small Cap Market nor on the OTC Electronic Bulletin Board, the price referred to above shall be the price reflected in the over-the-counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function.

            (e) NO ADJUSTMENT UPON EXERCISE OF WARRANTS. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise or exchange of the Warrants.

            (f)   COMMON STOCK DEFINED.  Whenever reference is made in
Section 6(a) to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. Subject to the provisions of Section 8 hereof, however, shares issuable upon exercise or exchange hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 8 hereof.

      Section 7. OFFICERS' CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its secretary or an assistant secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to
Section 4 hereof.

      Section 8. RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise or exchange of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall use its best efforts to cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise or exchange of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

      Section 9.  TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933:
REGISTRATION RIGHTS.

            (a) No sale, transfer, assignment, hypothecation or other disposition of this Warrant or of the Warrant Shares shall be made unless
any such transfer, assignment or other      disposition will comply with the
rules and statutes administered by the Securities and Exchange Commission and: (i) a Registration Statement under the Act including such shares is currently in effect; or (ii) in the opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, a current Registration Statement is not required for such disposition of the shares. Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear the following legend (unless, in the opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, such legend is not required):

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT AN OPINION OF COUNSEL WILL NOT BE REQUIRED FOR SALES OR TRANSFERS MADE PURSUANT TO RULE 144 UNDER THE ACT."

      Section 10. REGISTRATION RIGHTS. The Holder of this Warrant is entitled to the benefits of the Registration Rights Agreement, of even date herewith, a copy of which is on file at the offices of the Company.

      Section 11. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the holder hereof.

      Section 12. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

      Section 13. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

      IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of January 1, 1999.

                               SUNRISE TECHNOLOGIES INTERNATIONAL, INC.



                               By:   /s/ C. Russell Trenary, III
                                     ------------------------------------
                                     Name:       C. Russell Trenary, III
                                     Title:      President and
                                                 Chief Executive Officer

                                                             EXHIBIT A-1

                         NOTICE OF EXERCISE OF WARRANT
                       BY CASH PAYMENT OF EXERCISE PRICE

                              __________________
                                     Date

Sunrise Technologies
International, Inc.            Exercise Price of Warrant
3400 West Warren Avenue        Before Exercise:               $__________
Fremont, CA 94538              Exercise Price Being
Attn:                            Exercised:                   $__________
  Mr. Timothy A. Marcotte,     Exercise Price:                $__________
  Vice President, Finance and                                  per share
  Chief Financial Officer

                               Number of Shares of
                               Common Stock to be
                               issued Under this Notice:      ___________

                               Remainder Exercise Price
                               (if any) After Issuance:       $__________



                                 CASH EXERCISE
                                 -------------

Ladies and Gentlemen:

      The undersigned registered Holder of the Warrant delivered herewith, hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of Sunrise Technologies International, Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Exercise Price to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $_____________, thereby leaving a remainder Exercise Price (if any) equal to $__________. Such exercise shall be pursuant to the cash exercise provisions of Section 1(a) of the Warrant. Therefore, the Holder makes payment with this Notice of Exercise by way of cash or certified, cashier's or other check acceptable to the Company in the amount of $__________.
Such check is payment in full under the Warrant for __________ shares of Common Stock based upon the Exercise Price of $__________ per share, as currently in effect under the Warrant. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to ___________________. To the extent the foregoing exercise is for less than the full Exercise Price, a replacement Warrant representing the remainder of the Exercise Price (and otherwise of like form, tenor and effect) should be delivered to Holder along with the share certificates evidencing the Common Stock issued in response to this Notice of Exercise.

                                     ------------------------------------


                                     By:
                                           ------------------------------
                                     Its:
                                           ------------------------------


      The execution to this Notice of Exercise must exactly correspond to the name of the Holder as typed on Warrant.

                                                             EXHIBIT A-2

                         NOTICE OF EXERCISE OF WARRANT
            PURSUANT TO NET ISSUE ("CASHLESS") EXERCISE PROVISIONS

                               _________________
                                     Date



Sunrise Technologies
International, Inc.            Exercise Price of Warrant
3400 West Warren Avenue         Before Exercise:              $__________
Fremont, CA 94538              Exercise Price Being
Attn:                           Exercised:                    $__________
  Mr. Timothy A. Marcotte,      Exercise Price:               $__________
  Vice President, Finance and                                  per share
  Chief Financial Officer

                               Number of Shares of
                               Common Stock to be
                               issued Under this Notice:      ___________

                               Remainder Exercise Price
                               (if any) After Issuance:       $__________



                               CASHLESS EXERCISE
                               -----------------

Ladies and Gentlemen:

      The undersigned registered Holder of the Warrant delivered herewith, hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of Sunrise Technologies International, Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings contained in the Warrant. The portion of the Exercise Price to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $__________, thereby leaving a remainder Exercise Price (if any) equal to $__________. Such exercise shall be pursuant to the net issue exercise provisions of Section 1(b) of the Warrant; therefore, Holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 1(b) of the Warrant which requires the use of the current per share fair market value of the Company's Common Stock. The current fair market value of one share of the Company's Common Stock shall be determined in the manner provided in Section 1(c) of the Warrant, which amount has been determined or agreed to by Holder and the Company to be $__________, which figure is acceptable to Holder for calculations of the number of shares of Common Stock issuable pursuant to this Notice of Exercise.
Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to ____________________. To the extent the foregoing exercise is for less than the full Exercise Price of the Warrant, a replacement Warrant representing the remainder of the Exercise Price (and otherwise of like form, tenor and effect) shall be delivered to Holder along with the share certificate evidencing the Common Stock issued in response to this Notice of Exercise.

                                     ------------------------------------


                                     By:
                                           ------------------------------
                                     Its:
                                           ------------------------------



      The execution to this Notice of Exercise must exactly correspond to the name of the Holder as typed on the Warrant.

                                                               EXHIBIT B


                                ASSIGNMENT FORM


                                                  Dated:_______________, ____


      FOR VALUE RECEIVED, ____________________ hereby sells assigns and transfers unto ____________________ (the "Assignee"),
                  (please type or print in block letters)
_________________________________________________________________________
                         (insert address)

its right to purchase up to ______ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.




                                     Signature
                                                 -------------------------